                               E-Cruiter.com Inc.
                        2,450,000 Shares of Common Stock

                            (No Par Value Per Share)

                             UNDERWRITING AGREEMENT
                             ----------------------

Whale Securities Co., L.P.                     New York, New York
650 Fifth Avenue                                ___________, 1999
New York, New York 10019

Dear Sirs:


                  E-Cruiter.com Inc., a corporation incorporated under the laws of Canada (the "Company"), proposes to issue and sell to Whale Securities Co., L.P. (the "Underwriter") two million three hundred eighteen thousand one hundred sixty-two (2,318,162) common shares of the Company, no par value (the "Company Offered Shares"), which Company Offered Shares are presently authorized but unissued common shares, no par value (individually a "Common Share" and collectively the "Common Shares"), of the Company. In addition, the selling shareholders as set forth on Schedule A hereto ("Selling Shareholders") propose to sell to the Underwriter an aggregate of one hundred thirty one thousand eight hundred thirty eight (131,838) Common Shares, as set forth on Schedule A hereto (the "Selling Shareholders' Shares"). The Company Offered Shares and the Selling Shareholders' Shares are sometimes collectively referred to herein as the "Offered Shares". In addition, the Underwriter, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company up to an aggregate of three hundred sixty seven thousand five hundred (367,500) Common Shares (the "Optional Shares"; the Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares"). The Company also proposes to issue and sell to the Underwriter for its own account and the accounts of its designees, warrants (the "Underwriter's Warrants") to purchase up to an aggregate of two hundred forty-five thousand (245,000) Common Shares (the "Warrant Shares") at an exercise price of $9.90 per Warrant Share, which sale will be consummated in accordance with the terms and conditions of the form of Underwriter's Warrant filed as an exhibit to the Registration Statement, as defined in Section 4(d) below. The Shares, the Underwriter's Warrants and the Warrant Shares are more fully described in the Registration Statement and the Prospectus, as defined in Section 4(d) below.



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                  The Company and the Selling Shareholders hereby confirm their respective agreements with the Underwriter as follows:

     1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby agree to sell the Company Offered Shares and the Selling Shareholder's Shares, respectively, to the Underwriter, and the Underwriter agrees to purchase the Company Offered Shares from the Company and the Selling Shareholders' Shares from the Selling Shareholders, at a purchase price of $5.47 per Offered Share. The Underwriter plans to offer the Offered Shares to the public at a public offering price of $6.00 per Offered Share. The Underwriter agrees that it will not offer or sell the Offered Shares to any resident of Canada unless an exception from registration is available or registration is not required.

     2. Payment and Delivery.

        (a) Payment for the Offered Shares will be made to the Company and the Selling Shareholders by wire transfer or official bank check or checks payable to their respective order in New York Clearing House funds, at the offices of the Underwriter, 650 Fifth Avenue, New York, New York 10019, against delivery of the Offered Shares to the Underwriter. Such payment and delivery will be made at 10:00 A.M., New York City time, on the third business day following the Effective Date (as defined in Section 4(d) below) (the fourth business day following the Effective Date in the event that trading of the Offered Shares commences on the day following the Effective Date), the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Offered Shares to be delivered will be in such denominations and registered in such names as the Underwriter may request not less than two full business days prior to the Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at the office of American Stock Transfer & Trust Company, the Company's transfer agent, at 40 Wall Street, New York, New York 10005 not less than one full business day prior to the Closing Date.

        (b) On the Closing Date, the Company will sell the Underwriter's Warrants to the Underwriter or to the Underwriter's designees, which designees may only be officers and partners of the Underwriter and members of the selling group and/or their officers and partners (collectively, the "Underwriter's Designees"). The Underwriter's Warrants will be in the form of, and in accordance with, the provisions of the Underwriter's Warrant Agreement attached as an exhibit to the Registration Statement. The aggregate purchase price for the Underwriter's Warrants is One Hundred Dollars ($100.00). The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one (1) year from the Effective Date, except to the Underwriter's Designees. Payment for the Underwriter's Warrants will be made to the Company by


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check or checks payable to its order on the Closing Date against delivery of the certificates representing the Underwriter's Warrants. The certificates representing the Underwriter's Warrants will be in such denominations and such names as the Underwriter may request prior to the Closing Date.

    3. Option to Purchase Optional Shares.

        (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, the Underwriter is hereby granted an option to purchase all or any part of the Optional Shares from the Company. The purchase price to be paid for the Optional Shares will be the same price per Optional Share as the price per Offered Share set forth in Section 1 hereof. The option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time within 45 days after the Effective Date. The Underwriter will not be under any obligation to purchase any Optional Shares prior to the exercise of such option.

        (b) The option granted hereby may be exercised by the Underwriter by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph within one business day thereafter setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares to be purchased and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than two full business days thereafter. In either event, the date so set forth will not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, through the Underwriter's delivery of the aforementioned notice, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth in Section 3(d) hereof, the Underwriter will become obligated to purchase, the number of Optional Shares specified in such notice.

        (c) Payment for any Optional Shares purchased will be made to the Company by wire transfer or official bank check or checks payable to its order in New York Clearing House funds, at the office of the Underwriter, against delivery of the Optional Shares purchased to the Underwriter. The certificates representing the Optional Shares to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Option Closing Date, and will be made available to

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the Underwriter for inspection, checking and packaging at the aforesaid office of the Company's transfer agent not less than one full business day prior to the Option Closing Date.

        (d) The obligation of the Underwriter to purchase and pay for any of the Optional Shares is subject to the accuracy and completeness in all material respects (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in Section 3(b) hereof, and to the delivery to the Underwriter of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Sections 6 and 7(b), (c), (d) and (e) hereof, but with each reference to "Offered Shares" and "Closing Date" to be, respectively, to the Optional Shares and the Option Closing Date.

    4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada, with full corporate power and authority to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company has no subsidiaries other than 3451615 Canada Inc., a corporation duly organized, validly existing and in good standing under the laws of Canada and E-Cruiter.com USA Inc., a corporation duly organized, validly existing and in good standing under the laws of Delaware, (the "Subsidiaries"). Unless the context otherwise requires, all references to the "Company" in this Agreement shall include the Subsidiaries. Each of the Subsidiaries has full power and authority, corporate and other, necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").


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        (b) The Company owns all of the issued and outstanding shares of capital stock of each of the Subsidiaries, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase or acquire, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of the Subsidiaries. Other than the Subsidiaries, the Company has no equity interests in any entity.

        (c) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and the Underwriter's Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Articles of Incorporation or By-Laws, each as amended, of the Company or the Subsidiaries; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiaries pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets is or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties or businesses; or (iv) have any effect on any permit, certification, registration, approval, consent order, license, franchise or other authorization (collectively, the "Permits") necessary for the Company or the Subsidiaries to own or lease and operate, as the case may be, its properties or conduct its businesses or the ability of the Company or the Subsidiaries to make use thereof.

        (d) No Permits of any court or governmental agency or body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations, as defined in Section 4(d) below, and applicable state securities or Blue Sky laws, are required (i) for the valid authorization, issuance, sale and delivery of the Shares to the Underwriter, and (ii) the consummation by the Company of the transactions contemplated by this Agreement and the Underwriter's Warrant Agreement.


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        (e) The conditions for use of a registration statement on Form F-1 set forth in the General Instructions to Form F-1 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement. The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-87537) on Form F-1 and has filed one or more amendments thereto, covering the registration of the Shares under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by
Item 501(c)(5) of Regulation S-K of the Regulations and, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and
(ii) if the Registration Statement is amended or such Prospectus is supplemented after the date the Registration Statement is declared effective by the Commission (the "Effective Date") and prior to the Option Closing Date, the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

        (f) Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

        (g) The Registration Statement when it becomes effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date and the Option Closing Date, referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in


                                        6
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reliance upon and in conformity with information furnished in writing to the
Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter expressly for use therein.


        (h) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

        (i) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

        (j) PricewaterhouseCoopers, LLP, the accountants who have certified certain of the consolidated financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The consolidated financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of the dates thereof, and the results of operations and cash flows of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

        (k) The Company and each of the Subsidiaries has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all material tax returns, including material franchise tax returns, which it is required to file or has duly obtained extensions of time for the filing thereof and has paid all taxes


                                       7
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shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, neither the Company nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiaries.

        (l) The outstanding Common Shares, including, without limitation, the Selling Shareholders' Shares, and the outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The Company has duly reserved a sufficient number of Common Shares from its authorized but unissued Common Shares for issuance upon exercise of the outstanding options and warrants. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus in all material respects. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase or acquire, Common Shares or securities convertible into Common Shares.

        (m) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

        (n) The issuance and sale of the Company Offered Shares and Optional Shares have been duly authorized and, when the Shares have been issued and duly


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delivered against payment therefor as contemplated by this Agreement, the
Company Offered Shares and Optional Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares will not be subject to preemptive rights of any shareholder of the Company.

        (o) The issuance and sale of the Common Shares issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, as contemplated by the Underwriter's Warrant Agreement, such Common Shares will be validly issued, fully paid and nonassessable. Holders of Common Shares issuable upon the exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Company has reserved a sufficient number of Common Shares from its authorized but unissued Common Shares for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement. The Underwriter's Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

        (p) Neither the Company nor any of the Subsidiaries is in violation of, or in default under, (i) any term or provision of its articles of incorporation or by-laws, each as amended; (ii) any term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any of the Subsidiaries or any of the properties or businesses of the Company or the Subsidiaries, the default or violation of which, in the case of clauses (ii) and
(iii) of this Section 4(o), could cause a Material Adverse Effect. The Company and each of the Subsidiaries owns, possesses or has obtained all governmental and other (including those obtainable from third parties) Permits, necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct its business and operations as presently conducted and all such Permits are outstanding and in good standing, and there are no proceedings pending or, to the best of the Company's knowledge threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

        (q) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries or

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involving the properties or business of the Company or any of the Subsidiaries which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect or which question the validity of the capital stock of the Company or any of the Subsidiaries or of this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or any of the Subsidiaries and enjoining the Company or any of the Subsidiaries from taking, or requiring the Company or any of the Subsidiaries to take, any action, or to which the Company or any of the Subsidiaries, or the property or business of the Company or any of the Subsidiaries, is bound or subject, in each case, which singly or in the aggregate could have a Material Adverse Effect.

        (r) Neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

        (s) The Company and each of the Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, neither the Company nor any of the Subsidiaries has infringed or is infringing upon the rights of others with respect to Intangibles; and neither the Company nor any of the Subsidiaries has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, cause a Material Adverse Effect, and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company or any of the Subsidiaries.

        (t) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Company's latest consolidated financial statements, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not incurred in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any change which has resulted or could result in a Material Adverse Effect, other than as set forth or contemplated in the Prospectus.

        (u) Neither the Company nor any of the Subsidiaries owns any real property. The Company and each of the Subsidiaries has good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or by each of the Subsidiaries. The leases, licenses or other contracts or instruments under which the Company and each of the Subsidiaries lease, hold or are entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or each of the Subsidiaries, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor any of the Subsidiaries, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, in each case that could cause a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties which singly or in the aggregate could have a Material Adverse Effect. The Company and each of the Subsidiaries has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses.

        (v) Each contract or other instrument (however characterized or described) to which the Company or each of the Subsidiaries is a party or by which the properties or businesses of the Company or each of the Subsidiaries is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries, nor, to the best of the Company's knowledge, any other party, is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except to the extent that any such default singly or in the aggregate could not be expected to have a Material Adverse Effect.

        None of the provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of the Subsidiaries or any of their respective assets or businesses, including, without limitation, those promulgated by the Commission, and comparable state and local regulatory authorities, except to the extent that any such violation, singly or in the aggregate, could not be expected to have a Material Adverse Effect.

        (w) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants and between each of the Subsidiaries and their respective officers, employees and consultants, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

        (x) Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

        (y) To the best of the Company's knowledge, no labor problem exists with any of the Company's employees or any of the employees of the Subsidiaries or is imminent which could materially adversely affect the Company or the Subsidiaries.

        (z) Neither the Company nor any of the Subsidiaries has, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended.

        (aa) The Shares have been approved for listing on the Nasdaq SmallCap Market and the Boston Stock Exchange.

        (bb) The Company has provided to Tenzer Greenblatt LLP, counsel to the Underwriter ("Underwriter's Counsel"), all agreements, certificates, correspondence and other items, documents and information in its possession and/or available to it requested by such counsel's Corporate Review Memorandum dated April 21, 1999 (the "Memorandum") and the Company's response to such Memorandum is accurate and complete in all material respects.

    Any certificate signed by an officer of the Company, by an officer of any of the Subsidiaries or by any of the Selling Shareholders and delivered to the Underwriter or to Underwriter's Counsel shall be deemed to be a representation and warranty by the Company, such Subsidiaries or the Selling Shareholder, as the case may be, to the Underwriter as to the matters covered thereby.

    5. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to the Underwriter that:

        (a) The Shares to be sold by such Selling Shareholder are, and on the Closing Date will be, duly and validly authorized and validly issued, fully paid and nonassessable; the certificates for such Shares will be genuine; such Selling Shareholder will have on the Closing Date valid, marketable title to such Shares, free and clear of all security interests, liens, encumbrances, claims, charges, restrictions on transfer (other than applicable securities laws and blue sky law restrictions) or other defects whatsoever, with full right and authority to sell and deliver such Shares; and upon the delivery of and payment for such Shares as herein contemplated the Underwriter will receive valid, marketable title thereto, free and clear of all security interests, liens, encumbrances, claims, charges, restrictions on transfer or other defects, except any that may be created by the Underwriter's own action.

        (b) None of the information furnished to the Company in writing by such Selling Shareholder for use in, or in connection with the preparation of, the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the statements with respect to such Selling Shareholder contained in the "Principal and Selling Shareholders" section of the Prospectus and in Item 15 of the Registration Statement are accurate and complete in all material respects.

        (c) Such Selling Shareholder has duly authorized the Company to act as attorney-in-fact (the "Attorney-in-Fact") for such Selling Shareholder pursuant to a power of attorney (each, a "Power of Attorney") executed by such Selling Shareholder (and, by the Company's execution of this Agreement on behalf of the Selling Shareholders, it represents and warrants that it has been duly appointed as Attorney-in-Fact by each of the Selling Shareholders) pursuant to which the

Attorney-in-Fact is authorized on behalf of the Selling Shareholder to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares, to make delivery of the certificates for the Shares, to receive the proceeds of the sale of the Shares and to give a receipt therefor and to distribute the proceeds from the sale of such Selling Shareholder's Shares to such Selling Shareholder. Such Selling Shareholder has caused a certificate or certificates for the number of Shares to be sold by such Selling Shareholder hereunder to be delivered to the Attorney-in-Fact with irrevocable authority to purchase all requisite stock transfer tax stamps and to hold such certificate or certificates in custody for delivery, or for exchange for other certificates in proper form for delivery, pursuant to the provisions hereof on the Closing Date.

        (d) This Agreement constitutes the valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 8 hereof and the contribution provisions set forth in Section 9 hereof may be limited by the United States federal and state securities laws or public policy underlying such laws.

        (e) All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of this Agreement and the sale and delivery hereunder of such Selling Shareholder's Shares have been obtained and are in full force and effect on the date hereof and will be in full force and effect at the Closing Date.

        (f) The sale of such Selling Shareholder's Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company known by such Selling Shareholder which is not set forth in the Prospectus.

    6. Certain Covenants of the Company and the Selling Shareholders. The Company and the Selling Shareholders covenant with the Underwriter as follows:

        (a) The Company will not at any time, whether before the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Shares by the Underwriter or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Underwriter has not been previously advised and furnished a copy, or to which the Underwriter shall reasonably object in writing.

        (b) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Underwriter immediately, and, if requested by the Underwriter, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

        (c) The Company will deliver to the Underwriter, without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the Underwriter, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Underwriter may reasonably request. The Company has furnished or will furnish to the Underwriter a certified copy of the Registration Statement filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, a copy of all exhibits filed therewith and a certified copy of all consents and certificates of experts.

        (d) The Company will comply with the Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares and in any Optional Shares which may be issued and sold. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 6(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

        (e) The Company will furnish such proper information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws relating to the offering in such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

        (f) The Company will make generally available to its securityholders, in the manner specified in Rule 158(b) under the Act, and deliver to the Underwriter and Underwriter's Counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

        (g) For a period of three years from the Effective Date, the Company will deliver to the Underwriter and to Underwriter's Counsel on a timely basis
(i) a copy of each report or document, including, without limitation, reports on Forms 6-K, 8-K, 20-F, 10-K (or 10-KSB) and 10-Q (or 10-QSB) (to the extent applicable) and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") within one business day of the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its securityholders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time which has been filed with the Commission; (iv) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

        (h) Neither the Company, nor any Selling Shareholder nor any person that controls, is controlled by or is under common control with the Company or a Selling Shareholder will take any action during any period when the Prospectus is required to be delivered designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares.

        (i) If the transactions contemplated by this Agreement are consummated, the Underwriter shall retain the $50,000 previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company; the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto; the printing and mailing of the Selected Dealer Agreement, the issuance and delivery of the Shares to the Underwriter; all taxes, if any, on the issuance of the Shares; the fees, expenses and other costs of qualifying the Shares for sale under the Blue Sky or securities laws of those states in which the Shares are to be offered or sold, including fees and disbursements of counsel in connection therewith (including those of such local counsel as may have been retained for such purpose) and the cost of printing and mailing the "Blue Sky Survey"; the filing fees incident to securing any required review by the NASD, the NASDAQ Stock Market and the Boston Stock Exchange; the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs, up to an aggregate maximum of $10,000, of placing "tombstone advertisements" in any publications which may be selected by the Underwriter; and all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 6(i).

    In addition, at the Closing Date or the Option Closing Date, as the case may be, the Underwriter will deduct from the payment (to the Company or the Selling Shareholders, as the case may be), for the Offered Shares or any Optional Shares three percent (3%) of the gross proceeds of the offering (less the sum of $50,000 previously paid to the Underwriter), as payment for the Underwriter's nonaccountable expense allowance relating to the transactions contemplated hereby, which amount will include the fees and expenses of Underwriter's Counsel (other than the fees and expenses of Underwriter's Counsel relating to Blue Sky qualifications and registrations, which, as provided for above, shall be in addition to the three percent (3%) nonaccountable expense allowance and shall be payable directly by the Company to Underwriter's Counsel on or prior to the Closing Date).

        (j) If the transactions contemplated by this Agreement or related hereto are not consummated because the Company decides not to proceed with the offering for any reason or because the Underwriter decides not to proceed with the offering as a result of a breach by the Company of its representations, warranties or covenants in the Agreement or as a result of adverse changes in the affairs of the Company, then the Company will be obligated to reimburse the

Underwriter for its accountable expenses up to the sum of $75,000, inclusive of the $50,000 previously paid to the Underwriter by the Company. In the event the Company or the Underwriter decides not to proceed with the offering for reasons other than those set forth in the preceding sentence, the Company will only be obligated to reimburse the Underwriter for its accountable expenses up to $50,000, inclusive of the $50,000 previously paid to the Underwriter by the Company. In no event, however, will the Underwriter, in the event the offering is terminated, be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses.

        (k) The Company intends to apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus. Except as set forth in the Prospectus, no portion of the net proceeds from the sale of the Shares will be used to repay any indebtedness.

        (l) During the period of twelve (12) months from the Effective Date hereof, neither the Company nor any of its officers, directors or securityholders will publicly offer for sale or publicly sell or otherwise publicly dispose of, directly or indirectly, any securities of the Company (other than the Selling Shareholders' Shares by the Selling Shareholders), in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise, and no holder of registration rights relating to securities of the Company will exercise any such registration rights, in either case, without the prior written consent of the Underwriter. During the 12-month period commencing one year from the date hereof, no officer, director or securityholder who beneficially owns or holds 5% or more of the outstanding Common Shares (calculated in accordance with Rule 13d-3(d)(i) under the Exchange Act) may sell any Common Shares in excess of the amount that they would be allowed to sell if they were deemed "affiliates" of the Company and their shares were deemed "restricted," as those terms are defined in Rule 144 promulgated under the Securities Act, without the prior written consent of the Underwriter. The Company will deliver to the Underwriter the undertakings, as of the date hereof, of its officers, directors and shareholders to the effect of the foregoing. Notwithstanding anything in this Section 6(l) to the contrary, the Underwriter agrees to waive the requirements of this Section 6(l) with respect to securityholders who are not officers or directors and who hold less than an aggregate of 5,000 shares and/or options to purchase shares.

        (m) The Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months from the Effective Date, without the Underwriter's prior written consent.

        (n) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (o) The Company will use its best efforts to maintain the listing of the Shares on the Nasdaq SmallCap Market and will, if so qualified, list the Shares, and maintain such listing for so long as qualified, on the Nasdaq National Market System.

        (p) The Company will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under Section 12(b) or 12(g) of the Exchange Act and the Company will maintain such registration for a minimum of five (5) years from the Effective Date.

        (q) Subject to the sale of the Offered Shares, the Underwriter and its successors will have the right to designate a nominee for election, at its or their option, either as a member of or a non-voting advisor to the Board of Directors of the Company (which board, during such period, shall meet at least quarterly, have no members who are related (by marriage or otherwise) to other of its board members, and be comprised of members, a majority of which are not otherwise affiliated with the Company, its management or its founders), and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company or as such advisor until the expiration of three (3) years from the Effective Date. Each of the Company's current officers, directors and shareholders (other than shareholders owning less than an aggregate of 5,000 shares) agree to vote all of the Common Shares owned by such person or entity so as to elect and continue in office such nominee of the Underwriter. Following the election of such nominee as a director or advisor, such person shall receive no more or less compensation than is paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold such director or advisor harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of his service as a director or advisor and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such director or advisor as an insured under such policy.

The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter insofar as it may be or may be alleged to be responsible for such director or advisor. The Company will deliver to the Underwriter the undertakings as of the date hereof of each of its officers, directors and shareholders (other than shareholders owning less than an aggregate of 5,000 shares) to be bound by the terms of this
Section 6(q).

    If the Underwriter does not exercise its option to designate a member of or advisor to the Company's Board of Directors, the Underwriter shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Underwriter notice of each such meeting and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

        (r) The Company shall retain American Stock Transfer and Trust Company as its transfer agent for the Common Shares, or another transfer agent reasonably acceptable to the Underwriter, for a period of three (3) years from the Effective Date. In addition, for a period of three (3) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Underwriter, if so requested in writing, with copies of the Company's daily transfer sheets, and, when requested by the Underwriter, a current list of the Company's securityholders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

        (s) The Company hereby agrees, at its sole cost and expense, to supply and deliver to the Underwriter and Underwriter's Counsel, within a reasonable period from the date hereof, four bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

        (t) The Company shall, as of the date hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of three (3) years from the Effective Date.

        (u) For a period of three (3) years from the Effective Date, the Company shall provide the Underwriter, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Underwriter more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Underwriter when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

        (v) For a period of three (3) years from the Effective Date, the Company shall nominate for appointment PricewaterhouseCoopers, LLP (or such other nationally recognized accounting firm reasonably acceptable to the Underwriter) as the Company's independent public accountants.

        (w) For a period of three (3) years from the Effective Date, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 6(v) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report (or other equivalent report) and the mailing of quarterly financial information to shareholders.

        (x) For a period of twenty-five (25) days from the Effective Date, neither the Company nor any Selling Shareholder will issue press releases or engage in any other publicity without the Underwriter's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

        (y) For a period of three (3) years from the Effective Date, the Company will not offer or sell any of its securities (i) pursuant to Regulation S promulgated under the Act (other than options granted under employee stock option plans, provided that the excise price of the options is equal to or greater than the market price per Common Share on the date of grant) or (ii) at a discount to market or in a discounted transaction, without the prior written consent of the Underwriter, other than the issuance of Common Shares upon exercise of options and warrants outstanding on the Closing Date and described in the Prospectus.

        (z) For a period of three (3) years from the Effective Date, the Company will provide to the Underwriter ten day's written notice prior to any issuance by the Company or its subsidiaries of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) Common Shares issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities and
(ii) options available for future grant pursuant to any stock option plan in effect on the Effective Date and the issuance of shares of Common Shares upon the exercise of such options.

        (aa) Prior to the Effective Date and for a period of three (3) years thereafter, the Company will retain a financial public relations firm reasonably acceptable to the Underwriter.

        (bb) For a period of three (3) years from the Effective Date, the Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year and will hold a shareholder's meeting at least once per annum.

        (cc) Prior to the Effective Date, the Company shall have obtained Director's and Officer's insurance naming the Underwriter as an additional insured party, in an amount equal to twenty-five percent (25%) of the gross proceeds of the offering, and the Company will maintain such insurance for a period of at least three (3) years from the Closing Date.

        (dd) For a period of three years from the Effective Date, the Company will not enter any transactions with any of its officers, directors or 5% shareholders, or their affiliates, without the approval of a majority of the independent and disinterested directors. In addition to the foregoing, the Company will not exercise its option to purchase from Paul Champagne his interest in Worklife Solutions, Inc. (the "Interest") without obtaining an independent valuation of the Interest and a fairness opinion as to the transaction (including the purchase price) from an investment banking firm, financial consultant or similar firm reasonably acceptable to the Underwriter.

    7. Conditions of the Underwriter's Obligation to Purchase the Offered Shares from the Company and the Selling Shareholders. The obligation of the Underwriter to purchase and pay for the Offered Shares which it has agreed to purchase from the Company and the Selling Shareholders is subject (as of the date hereof and the Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company and the Selling Shareholders herein, to the accuracy in all material respects of the statements of the Company and its officers and of the Selling Shareholders made pursuant hereto, to the performance in all material respects by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

        (a) The Registration Statement will have become effective not later than 10:00 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Underwriter may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Underwriter's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Underwriter's Counsel.

        (b) At the time that this Agreement is executed and at the Closing Date, there will have been delivered to the Underwriter the signed opinion of Perley-Robertson, Hill and McDougal, counsel for the Company ("Company Counsel"), dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), reasonably satisfactory to Underwriter's Counsel, to the effect that:

           (i) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Canada, with full corporate power and authority, and with all Permits necessary, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. To the best of Company Counsel's knowledge, the Company has no subsidiaries, other than 3451615 Canada Inc., a corporation duly organized, validly existing and in good standing under the laws of Canada (the "Canadian Subsidiary"), and E-Cruiter.com USA Inc., (together with the Canadian Subsidiary, the "Subsidiaries"). Unless the context otherwise requires, all references to the "Company" shall include the Subsidiaries. The Canadian Subsidiary has full corporate power and authority and all Permits necessary, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The U.S. Subsidiary has all Permits necessary, to own or lease, as the case may be, and operate its Canadian properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary.

    The Company owns all of the issued and outstanding shares of capital stock of the Canadian Subsidiary, free and clear of any security interests, liens, encumbrances, claims and charges of any nature whatsoever, except as set forth in the Registration Statement and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. To the best of Company Counsel's knowledge, there are no options or warrants for the purchase of, or other rights to purchase or acquire, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of the Canadian Subsidiary. To the best of Company Counsel's knowledge, other than the Subsidiaries, the Company has no equity interests in any entity.

           (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.

           (iii) The execution, delivery and performance of this Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Underwriter's Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Articles of Incorporation or By-Laws, each as amended, of the Company or any of the Canadian Subsidiary, (B) to the best of Company Counsel's knowledge, result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries or any of the properties or assets of the Company or any of the Subsidiaries are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any of the Subsidiaries or any of the properties or businesses of the Company or any of the Subsidiaries; or (D) to the best of Company Counsel's knowledge, have any effect on any Permit necessary for the Company or any of the Subsidiaries to own or lease, as the case may be, and operate their properties or conduct their business or the ability of the Company or any of the Subsidiaries to make use thereof.

           (iv) To the best of Company Counsel's knowledge, no Permits of any Canadian court or governmental agency or body are required for the valid authorization, issuance, sale and delivery of the Shares or the Underwriter's Warrants to the Underwriter, and the consummation by the Company and the Selling Shareholders of the transactions contemplated by this Agreement or the Underwriter's Warrant Agreement.

           (v) Each Selling Shareholder has duly executed and delivered a Power of Attorney appointing the Company as Attorney-in-Fact with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Selling Shareholders' Shares to be sold by such Selling

Shareholder thereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each of the Selling Shareholders by the Attorney-in-Fact and is a valid and binding obligation of each of the Selling Shareholders, enforceable against such Selling Shareholders in accordance with their respective terms.

           (vi) The descriptions in the Registration Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 10 of Form F-1 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

      None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any Canadian Subsidiary or any of their respective assets or businesses.

           (vii) The outstanding Common Shares, including, without limitation, the Selling Shareholders' Shares, and outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. To the best of Company Counsel's knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

           (viii) The issuance and sale of the Company Offered Shares and Optional Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares are not subject to preemptive rights of any shareholder of the Company. The certificates representing the Shares are in proper legal form.
(ix) The issuance and sale of the Common Shares issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, as contemplated by the Underwriter's Warrant Agreement, such Common Shares will be validly issued, fully paid and nonassessable. Holders of Common Shares issuable upon exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Company has reserved a sufficient number of Common Shares from its authorized, but unissued Common Shares for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement. The Underwriter's Warrants conform to the descriptions thereof in the Registration Statement and Prospectus in all material respects.

           (x) Upon delivery of the Company Offered Shares to the Underwriter against payment therefor as provided in this Agreement, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Canada Business Corporations Act) will acquire title to the Company Offered Shares, free of any adverse claims as defined in the Business Corporations Act.

           (xi) Assuming that the Underwriter exercises the over-allotment option to purchase any of the Optional Shares and makes payment therefor in accordance with the terms of this Agreement, upon delivery of the Optional Shares to the Underwriter hereunder, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Canada Business Corporations Act) will acquire good title to such Optional Shares, free and clear of any adverse claims as defined in the Canada Business Corporations Act.

           (xii) To the best of Company Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any of the Subsidiaries, or involving the Company's or any of the Subsidiaries' properties or businesses, other than as described in the Prospectus, such description being accurate in all material respects, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, could result in a Material Adverse Effect.

           (xiii) The Company and each of the Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of Company Counsel's knowledge, neither the Company nor any of the Subsidiaries has infringed nor is infringing with the rights of others with respect to the Intangibles; and, to the best of Company Counsel's knowledge, neither the Company nor any of the Subsidiaries has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company or any of the Subsidiaries other than those licenses which the Company and each of the Subsidiaries have obtained. The opinions described in this Section 7(b)(xvi) may be given by Company Counsel in reliance on the opinion of an attorney, reasonably acceptable to Underwriter's Counsel, practicing in the intellectual property area.

      Although, except as otherwise stated herein, Company Counsel has not verified and is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, based upon Company Counsel's participation in the preparation of the Registration Statement and the Prospectus and in meetings attended by representatives of the Company, United States Counsel (as hereinafter defined), the independent auditors of the Company, representatives of the Underwriters, and Underwriter's Counsel, at which the contents of the Registration Statement and the Prospectus and related matters were reviewed and discussed, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering its opinion pursuant to this Section 7(b), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

      The opinion letter delivered pursuant to this Section 7(b) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

        (c) At the time that this Agreement is executed and at the Closing Date, there will have been delivered to the Underwriter the signed opinion of Weil, Gotshal & Manges LLP, United States counsel for the Company ("United States Counsel"), dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), reasonably satisfactory to Underwriter's Counsel, to the effect that:

           (i) The U.S. Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           (ii) The Company owns all of the outstanding shares of capital stock of the U.S. Subsidiary of record. To United States Counsel's knowledge, such shares are also owned beneficially by the Company and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances, except as set forth in the Registration Statement, and are duly authorized, validly issued, fully paid and nonassessable. To United States Counsel's knowledge, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating the Company or the U.S. Subsidiary to issue any shares of capital stock of the U.S. Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the U.S. Subsidiary.

           (iii) Each of this Agreement and the Warrant Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto.

           (iv) The execution and delivery by the Company of this Agreement and the Warrant Agreement and the performance by the Company of its obligations thereunder do not and will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or the U.S. Subsidiary is a party or by which either of them is bound of which United States Counsel is aware, (ii) any New York or U.S. federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iii) any judgment, writ, injunction, decree, order or ruling of any New York or U.S. federal court or governmental authority binding on the Company or the U.S. Subsidiary of which United States Counsel is aware.

           (v) No consent, approval, waiver, license or authorization or other action by or filing with any New York or U.S. federal governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement and the Warrant Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for (i) the registration of the Offered Shares under the Securities Act (which has occurred), (ii) the registration of the common shares of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act")(which has occurred), (iii) the approval of Nasdaq Listing Qualifications for listing the Offered Shares on the Nasdaq SmallCap as contemplated by the Underwriting Agreement (which has been obtained), (iv) the approval of The Boston Stock Exchange for listing the Offered Shares on The Boston Stock Exchange, as contemplated by the Underwriting Agreement (which has been obtained), and (v) such consents, approvals, authorizations, registrations, qualifications or notices as may be required under state securities or blue sky laws in connection with the purchase and distribution by the Underwriter of the Offered Shares to be purchased by it under the Underwriting Agreement (as to which United States Counsel expresses no opinion).

           (vi) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus as to which United States Counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

           (vii) The Registration Statement has become effective under the Securities Act, and United States Counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To United States Counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission.

           (viii) To United States Counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. To United States Counsel's knowledge, the response to the requirements of Item 10 of Form F-1 in the Registration Statement and the Prospectus is accurate in all material respects and presents fairly the information required to be disclosed therein.

     United States Counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of Canadian counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter and representatives of counsel for the Underwriter, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although United States Counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to United States Counsel's attention which leads it to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that United States Counsel expresses no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included).

     In rendering its opinion pursuant to this Section 7(c), United States Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that United States Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

           (d) At the Closing Date, there will have been delivered to the Underwriter a signed opinion of Underwriter's Counsel, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Sections 7(b) and 7(c) hereof appear on their face to be appropriately responsive to the requirements of this Agreement, except to the extent waived by the Underwriter, specifying the same, and with respect to such related matters as the Underwriter may require.

           (e) At the Closing Date (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicate might occur after the Effective Date; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, overtly threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, overtly threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Underwriter a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this
Section 7(e) and by the Selling Shareholders and stating that the representations and warranties of the Company set forth in Sections 4 and 5 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that each of the Company and each Selling Shareholder has performed in all material respects all covenants and complied in all material respects with all conditions required by this Agreement to be performed or complied with by each of them prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or overtly threatened. In addition, the Underwriter will have received such other and further certificates of officers of the Company and of the Selling Shareholders as the Underwriter or Underwriter's Counsel may reasonably request.

           (f) At the time that this Agreement is executed and at the Closing Date, the Underwriter will have received a signed letter from PricewaterhouseCoopers LLP, dated the date such letter is to be received by the Underwriter and addressed to it, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by such firm, in its opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to its attention which, in its judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases [increases] in total or per share net income [loss] compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and
(B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) it has compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

           (g) There shall have been duly tendered to the Underwriter certificates representing the Offered Shares to be sold on the Closing Date.

           (h) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriter.

           (i) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriter's or the Company's knowledge, shall be contemplated by the Commission or the NASD. Each of the Company and each of the Selling Shareholders represent at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

           (j) The Company meets the current and any existing and proposed criteria for inclusion of the Shares on Nasdaq SmallCap Market.

           (k) All proceedings taken at or prior to the Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in Section 7(d) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company and the Selling Shareholders, or the compliance by the Company and the Selling Shareholders with any of the conditions herein contained.

           (l) As of the date hereof, the Company will have delivered to the Underwriter the written undertakings of its officers, directors and securityholders and/or registration rights holders, as the case may be, to the effect of the matters set forth in Sections 6(l) and (q).

        If any of the conditions specified in this Section 7 have not been fulfilled, this Agreement may be terminated by the Underwriter on notice to the Company.

        8. Indemnification.

           (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer, director, partner, employee and agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Underwriter and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration

Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter or any such person through the Underwriter expressly for use therein; provided, however, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus will not inure to the benefit of the Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 8(a)) if
(A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from the Underwriter or other indemnified person; (B) the Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

           (b) The Selling Shareholders agree to indemnify and hold harmless the Underwriter, each officer, director, partner, employee and agent of any Underwriter, the Company and each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Underwriter or the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such indemnified persons for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement of Prospectus as from time to time amended or supplemented) or (ii) in any application (including any applicable for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Selling Shareholders expressly for use therein or (B) any action taken by such Selling Shareholders in connection with the offering of the Selling Shareholders' Shares (including, without limitation, the dissemination of any written materials or the making of any oral statement).

           (c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter expressly for use therein.

           (d) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 8, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 8 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

      9. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any Selling Shareholder, any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Underwriter (including, for this purpose, any contribution by or on behalf of each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price per Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriter in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by a Selling Shareholder or the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Shareholders and of the Underwriter for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter will have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

      10. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Selling Shareholders and of the Underwriter contained in Sections 8 and 9 hereof, and the representations and warranties of the Company and the Selling Shareholders contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriter, the Company or any of its directors and officers, any of the Selling Shareholders or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

      11. Termination of Agreement.

           (a) The Company, by written or telegraphic notice to the Underwriter, or the Underwriter, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or (ii) the time when the Underwriter, after the Registration Statement becomes effective, releases the Offered Shares for public offering. The time when the Underwriter "releases the Offered Shares for public offering" for the purposes of this
Section 11 means the time when the Underwriter releases for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Shares, or the time when the Underwriter releases for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Shares, whichever will first occur.

           (b) This Agreement, including without limitation, the obligation to purchase the Shares and the obligation to purchase the Optional Shares after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for all the Offered Shares or such Optional Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in
Section 4 or 5 hereof are not materially correct or cannot be complied with;
(iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Shares or the Optional Shares, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company;
(ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Underwriter, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Underwriter, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriter for the resale of, the Offered Shares or the Optional Shares, as the case may be.

           (c) If this Agreement is terminated pursuant to Section 7 hereof or this Section 11 or if the purchases provided for herein are not consummated because any condition of the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to comply in any material respect with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Selling Shareholders shall be unable to or do not perform all of their respective obligations in any material respect under this Agreement, the Company will not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 6(j), 8, 9 and 10 of this Agreement.

           12. Information Furnished by the Underwriter to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 8(a), 8(b) and 9 hereof, the only information given by the Underwriter to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page __ with respect to stabilizing the market price of Shares, the information in the __ paragraph on page __ with respect to concessions and reallowances, and the information in the ___ paragraph on page ___ with respect to the determination of the public offering price, as such information appears in any Preliminary Prospectus and in the Prospectus.

    13. Confidentiality.

           (a) The Underwriter agrees to treat as confidential any and all business, financial, marketing, technical or other information concerning the business, affairs or operations of the Company which is delivered to it by the Company pursuant to the terms of this Agreement (collectively, the "Information"). All Information shall be kept in confidence and not disclosed to a third party or used by the Underwriter, except as required for the consummation of the transactions contemplated by this Agreement or as provided in Section 13(b) hereof. The Underwriter further agrees to reveal the Information only to those of its representatives who need to know the Information for the purposes of consummating the transactions contemplated by this Agreement and who are informed of the confidential nature of the Information.

           (b) The restrictions set forth in Section 13(a) hereof do not apply to any Information which: (a) is or becomes generally available to the public;
(b) was known to the Underwriter prior to its receipt of Information from the Company; (c) the Underwriter obtained from an independent third party who obtained such Information lawfully and was under no obligation of confidentiality; or (d) is disclosed when such disclosure is compelled pursuant to legal, judicial or administrative proceedings, or otherwise required by law, subject to the Underwriter giving reasonable prior notice to the Company to allow the Company to participate in such proceedings.


           (c) The Underwriter acknowledges and agrees that a breach of this
Section 13 may result in irreparable and continuing harm to the Company for which there may be no adequate remedy at law. In the event of a breach or a threatened or intended breach of this Section 13 by the Underwriter, the Underwriter hereby consents to the granting of, and the Company shall be entitled to seek, preliminary injunctions unilaterally without notice, and final injunctions with notice, enjoining and restraining such breach or threatened or intended breach, and to such other rights and remedies as are available at law or in equity to the Company.

     14. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telecopied to, the following addresses: if to the Underwriter, to Whale Securities Co., L.P., Attention:
William G. Walters, 650 Fifth Avenue, New York, New York 10019, with a copy to Tenzer Greenblatt LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174; if to the Company, addressed to it at E-Cruiter.com Inc. 1510-360 Albert Street, Ottawa, Canada K1R 7X7, attention: Gerry Stanton, Chairman, with a copy to Weil, Gotshal & Manges LLP, Attention: Norman Chirite, Esq., 767 Fifth Avenue, New York, New York 10153, and to Michael Gerrior, Esq., Perley-Robertson, Hill & McDougall, 90 Sparks Street, 4th Floor, Ottawa, Ontario K1P 1E2; and if to a Selling Shareholder, at its address set forth on Schedule A hereto.

      This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Selling Shareholders (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which any of them may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Selling Shareholders further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company or the Selling Shareholders mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders, as the case may be, in any such suit, action or proceeding.

      15. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter, the Company and the Selling Shareholders and, to the extent expressed, any person controlling the Company or the Underwriter, each officer, director, partner, employee and agent of the Underwriter, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares from the Underwriter, as such purchaser.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                                     Very truly yours,

                                                     E-CRUITER.COM INC.

                                                     By_______________________
                                                       Name:
                                                       Title:

                                                     SELLING SHAREHOLDERS

                                                     -------------------------
                                                     Name:

                                                     ----------------------
                                                     Name:

                                                     ------------------------
                                                     Name:
Confirmed and accepted in
New York, N.Y., as of the
date first above written:

WHALE SECURITIES CO., L.P.

By:  Whale Securities Corp.,
     General Partner


By_________________________
   Name:
   Title:

                                   SCHEDULE A


Selling Shareholder                           Address          Number of Shares
-------------------                           -------          ----------------
Clarion Finanz A.G.                                                       5,392
Donald Dijkstal                                                           5,392
John Hanemaayer                                                           5,392
Hathaway II Limited Partnership                                          22,092
William Kertes                                                            8,966
Peter Miller                                                             16,812
Fevzi Ogelman                                                            16,539
SteppingStone Funding Partners I Inc.                                    10,783
SteppingStone Funding Partners II Inc.                                   27,468
Farida Tavares                                                            1,110
Maurice Tavares                                                           1,110
Securities Trading SA                                                    10,783